UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 7, 2022
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              Regal Rexnord Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Item 1.01.    Entry into a Material Definitive Agreement.

On April 7, 2022, Regal Rexnord Corporation, a Wisconsin corporation (the “Company”) entered into a Note Purchase Agreement with certain institutional accredited investors (the “Note Purchase Agreement”) governing the issuance and sale of $500,000,000 aggregate principal amount of 3.90% senior notes due April 7, 2032 (the “Senior Notes”), in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to use the net proceeds from the offering for general corporate purposes. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement.

Consistent with the Company’s credit agreement, the Note Purchase Agreement provides that the Company shall have a Funded Debt to EBITDA Ratio as of the end of any fiscal quarter of not greater than 3.75 to 1.00. The maximum Funded Debt to EBITDA Ratio shall increase, however, to a maximum of 4.25 to 1.00 for any four fiscal quarter period following the consummation of an acquisition of at least $75,000,000, subject to certain restrictions. The Note Purchase Agreement also provides that the Company shall have an Interest Coverage Ratio as of the end of any fiscal quarter of not less than 3.00 to 1.00. The Company will not at any time permit Priority Debt to exceed 15% of Consolidated Total Assets (determined as of the last day of the most recently ended fiscal quarter of the Company).

The Company may, at its option, prepay at any time all, or from time to time any part of, the Senior Notes, in an amount not less than 5% of the aggregate principal amount of the Senior Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and a make-whole amount determined as provided in the Note Purchase Agreement for the prepayment date with respect to such principal amount.

The Note Purchase Agreement contains customary representations, warranties and covenants of the Company, including restrictive covenants that place limits on the Company’s ability to create or incur liens on assets, transfer or sell the Company’s assets, merge or consolidate with other persons, or enter into material transactions with affiliates. The Note Purchase Agreement also contains events of default customary for such offerings, the occurrence of which will permit the purchasers of the Senior Notes to accelerate amounts due thereunder.

The Company’s obligations under the Note Purchase Agreement are unconditionally guaranteed by the Subsidiary Guarantors.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is hereby incorporated by reference.

Item 3.02.    Unregistered Sale of Equity Securities.

The information regarding the private placement of Senior Notes set forth in Item 1.01 of this report is incorporated herein by reference. The private placement of the Senior Notes pursuant to the Note Purchase Agreement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 9.01.    Financial Statements and Exhibits.
(a)    Not Applicable
(b)    Not Applicable
(c)    Not Applicable
(d)    Exhibits. The following exhibits are being furnished herewith:

Exhibit Index

Exhibit Number	Exhibit Description
10.1*	Note Purchase Agreement, dated April 7, 2022, among Regal Rexnord Corporation and each of the Purchasers signatory thereto.
104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

*Certain schedules and exhibits to this exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: April 11, 2022          By: /s/ Thomas E. Valentyn
Thomas E. Valentyn
Vice President, General Counsel and Secretary